Exhibit 10.1

AMENDMENT NO. 1

TO THE

TSCAN THERAPEUTICS, INC.

2021 EQUITY INCENTIVE PLAN

WHEREAS, TScan Therapeutics, Inc. (the “Company”) maintains the TScan Therapeutics, Inc. 2021 Equity Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;

WHEREAS, the Board desires to amend the Plan to increase the number of shares available for issuance under the Plan;

WHEREAS, Section 13.2 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders within 12 months of its adoption by the Board and if, for any reason, the Company’s stockholders fail to approve this Amendment within 12 months of its adoption by the Board, the existing Plan shall continue in full force and effect.

NOW, THEREFORE:

1.    Plan Amendments.

(a)	Section 3.1 of the Plan is hereby amended by deleting “26,880,000” where it appears in the first sentence thereof and replacing it with “10,778,048.”

(b)	Section 3.5(a) of the Plan is hereby amended by deleting “26,880,000” where it appears in the first sentence thereof and replacing it with “10,778,048.”

3.    Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

4.    Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been adopted by the Board of Directors of the Company this 24th day of May, 2023.